Exhibit 99.1

FOR IMMEDIATE RELEASE
January 14, 2015
Contact: Investor Inquiries:
Casey Farrell, LegacyTexas Financial Group, Inc.
972-801-5871/shareholderrelations@legacytexasfinancialgroup.com

Media Inquiries:
Mary Rische
972-758-1554/mary.rische@legacytexas.com

LegacyTexas Financial Group, Inc. Announces Dates of
Fourth Quarter Earnings Release and Conference Call

PLANO, Texas, January 14, 2015 -- LegacyTexas Financial Group, Inc. (NASDAQ:LTXB) (the “Company”), the holding company for LegacyTexas Bank, today announced that it plans to release its fourth quarter and full year 2014 results after the close of the market on Tuesday, January 27, 2015. The earnings release will be available on the Company’s website, www.legacytexasfinancialgroup.com. The Company will also host an investor conference call to review the results on Wednesday, January 28, 2015, at 8 a.m. Central Time.

Participants may pre-register for the call by visiting http://dpregister.com/10057578 and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.legacytexasfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10057578. This replay, as well as the webcast, will be available until February 18, 2015.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is a bank holding company based in Plano, Texas. The Company’s holdings include LegacyTexas Bank, which also operates as ViewPoint Bank and First National Bank of Jacksboro. Beginning February 17, 2015, the Bank will operate under the LegacyTexas brand in each of its markets, with 48 banking offices in 19 North Texas cities, including 45 branches in the Dallas-Fort Worth Metroplex. For more information, please visit www.legacytexasfinancialgroup.com.